UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2025

Banzai International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39826	85-3118980
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

435 Ericksen Ave, Suite 250 Bainbridge Island, Washington	98110
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 414-1777

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	BNZI	The Nasdaq Capital Market
Redeemable Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	BNZIW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On January 30, 2025, Banzai International, Inc. (“Banzai” or the “Company”) entered into a Convertible Promissory Note (the “Note”) with YA II PN, LTD., a Cayman Islands exempt limited company (the “Investor”) in principal amount of $3,500,000 (the “Original Principal Amount”) to the Company, to be used as an advance under the outstanding Standby Equity Purchase Agreement entered into on December 14, 2023 by the Company and the Investor (the “SEPA”). The Company received the payment from the Investor on January 31, 2025.

The Note was issued on January 30, 2025 (the “Issuance Date”) and the maturity date of the Note is July 31, 2025, but may be extended at the option of the Company (the “Maturity Date”). Beginning on the 30th day from the Issuance Date, and continuing on the same day of each successive calendar month thereafter, (each, an “Installment Date”), the Company shall repay a portion of the outstanding balance of the Note in an amount equal to the sum of (i) $1,000,000 of principal (or the outstanding Principal if less than such amount), plus (ii) a payment premium (in an amount equal to 4% of the Principal amount being paid (the “Payment Premium”), and (iii) accrued and unpaid interest hereunder as of each Installment Date (collectively, the “Installment Amount”). The Company maintains the right to pay each Installment Amount in cash or via an Advance Notice pursuant to the SEPA or any combination thereof. The Note bears an interest rate of 0% for the first 90 days following the Issuance Date, and 6% thereafter (the “Interest Rate”). The Interest Rate shall increase to an annual rate of 18% upon the occurrence of an Event of Default (as defined by the Note). The Note is convertible into shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), at a conversion price of $2.00 per share (the “Conversion Price”). The Investor may elect to convert part or all of the outstanding balance of the Note at any time or from time to time after the Issuance Date. The Company may prepay the outstanding amount at any time, in whole or in part, subject to a 4% premium, provided that (i) the Company provides the Investor with at least 10 trading days’ prior written notice (each, a “Redemption Notice”) of its desire to prepay the outstanding amount (an “Optional Redemption”), and (ii) on the date the Redemption Notice is issued, the VWAP of the Class A Common Stock is less than the Conversion Price.

The foregoing description of the Note is qualified by reference to the full text of the Form of Convertible Promissory Note, which is filed as Exhibit 10.5 hereto and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Closing of the Acquisition

On January 31, 2025 (the “Closing Date”), the Company closed a previously announced acquisition (the “Acquisition”, the consummation of the Acquisition, the “Closing”) with Vidello Limited, a private limited company registered in England and Wales (“Vidello”), pursuant to an Acquisition Agreement (the “Acquisition Agreement”), dated December 19, 2024, by and among the Company, Vidello, and certain shareholders of Vidello (the “Vidello Shareholders”). On or prior to the Closing Date, the closing conditions as set forth in the Acquisition Agreement were satisfied or otherwise waived by the parties thereto, and upon Closing, Vidello Shareholders transferred all the outstanding shares of Vidello to the Company, therefore, Vidello became a direct and wholly owned subsidiary of the Company. In exchange, the Company paid to Vidello Shareholders $2,745,031 in cash ($2,500,000 are withheld for indemnification expenses and other holdback provisions in accordance with the Acquisition Agreement, the “Cash Consideration”) and issued 898,204 shares of Banzai Class A Common Stock (the “Share Consideration”, together with the Cash Consideration, the “Closing Consideration”). Based on the amount of Share Consideration, no Pre-Funded warrants were issued.

The Share Consideration to the Vidello Shareholders pursuant to the Acquisition Agreement were issued in reliance upon the exemption from registration provided by Regulation D as promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

A copy of the Acquisition Agreement is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The above description of the Acquisition Agreement is qualified in its entirety by reference to such exhibit.

Lock-Up Agreement

In connection with and as a condition to closing under the Acquisition Agreement, on the Closing Date, Banzai executed and delivered to each Vidello Shareholder a lock-up agreement (the “Lock-Up Agreement”), pursuant to which, among other things, the Vidello Shareholders agree, with respect to the shares of Banzai Class A Common Stock and any other securities convertible or exercisable into the shares of Banzai Class A Common Stock beneficially owned by them, during the 180-day period following the Closing, (the “Lock-Up Period”) not to complete any Prohibited Transfer (as defined in the Lock-Up Agreement).

A copy of the form of Lock-Up Agreement was filed as Exhibit 10.1 to the Form 8-K of the Company filed with on December 20, 2024, and is incorporated herein by reference. The above description of the Lock-Up Agreement is qualified in its entirety by reference to such exhibit.

Corporate Governance

Immediately prior to the Closing, the directors, and officers of Vidello tendered their resignation, effective upon Closing. Pursuant to the Acquisition Agreement, effective as of the Closing Date, Mr. Davy shall be the sole member of the board of directors of Vidello effective upon Closing, holding office in accordance with the organizational documents of Vidello.

Item 2.03 Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 2.03 by reference.

Item 3.02. Unregistered Sales of Equity Securities

The information contained in Item 1.01 and 2.01 of this Current Report on Form 8-K is incorporated in this Item 3.02 by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information contained in Item 2.01 of this Current Report on Form 8-K is incorporated in this Item 5.03 by reference.

Item 8.01. Other Events

As a result of the Acquisition, as of the date of this Current Report on Form 8-K, the Company believes its stockholders’ equity is in excess of the minimum $2.5 million Nasdaq requirement. However, there can be no assurance that the Panel will determine that the Company has regained compliance with the Nasdaq continued listing standards.

Forward Looking Statements

Certain statements contained in this filing may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the transactions contemplated by the merger. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and Banzai undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. Banzai and Vidello may be adversely affected by other economic, business, and/or competitive factors. Additional factors that may affect the future results of Banzai are set forth in its filings with the SEC, including Banzai’s most recently filed Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, which are available on the SEC’s website at www.sec.gov, specifically under the heading “Risk Factors.” The risks and uncertainties described above and in Banzai’s filings with the SEC are not exclusive. Readers are urged to consider these factors carefully in evaluating these forward-looking statements, and not to place undue reliance on any forward-looking statements.

Item 9.01 Exhibits

(a) Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date this report on Form 8-K must be filed.

(b) Pro Forma Financial Information.

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date this report on Form 8-K must be filed.

(d) Exhibits

Exhibit No.	Description
2.1*	Acquisition Agreement, dated December 19, 2024, by and among Banzai International, Inc., Vidello Limited, and certain shareholders of Vidello Limited (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on December 20, 2024)
10.1	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on December 20, 2024).
10.2	Voting and Support Agreement, dated December 19, 2024, by and between Joseph P. Davy and Banzai International Inc. (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on December 20, 2024).
10.3	Closing Letter Agreement, dated January 24, 2025, by and among Banzai International, Inc., Vidello Limited, and certain shareholders of Vidello Limited.
10.4	Form of Convertible Promissory Note
104	Cover Page Interactive Data File, formatted in Inline XBRL

* Exhibits and Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted exhibits and schedules upon request by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 31, 2025

BANZAI INTERNATIONAL, INC.

By:	/s/ Joseph Davy
Joseph Davy
Chief Executive Officer